Exhibit 99.2

ACCO BRANDS CORPORATION

2005 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made and entered into this and effective _____________, 20__ (the “Grant Date”) by and between ACCO Brands Corporation, a Delaware corporation (collectively with all Subsidiaries, the “Company”) and ____________________ (“Grantee”).

WHEREAS, Grantee is a Key Employee of the Company and in compensation for Grantee’s services, the Board deems it advisable to award to Grantee a Nonqualified Stock Option representing a right to purchase shares of the Company’s Common Stock, pursuant to the ACCO Brands Corporation 2005 Long-Term Incentive Plan (“Plan”), as set forth herein.

NOW THEREFORE, subject to the terms and conditions set forth herein:

1.  Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision.

2.  Grant of Option. The Company hereby grants to Grantee a Nonqualified Stock Option to purchase ________ shares of Common Stock, at the price of $__.__ per share (“Option”), which price is the Fair Market Value of one share of Common Stock on the Grant Date. THIS AWARD IS CONDITIONED ON GRANTEE SIGNING THIS AGREEMENT AND RETURNING IT TO THE COMPANY BY _____________, 20__, AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT, WHICH GRANTEE ACCEPTS UPON SIGNING AND DELIVERING THIS AGREEMENT TO THE COMPANY.

3.  VESTING, EXERCISE, EXPIRATION AND TERMINATION OF OPTION.

(a)  The Option shall have a term expiring on the seventh anniversary of the Grant Date (“Term”), or earlier as otherwise provided in this Section 3.

(b)  Subject to Section 3(c), 3(d), 3(e), 3(f) and 3(g), hereof, the Option shall become vested and exercisable pursuant to the following schedule:

Vesting Date	Portion of Option that is Vested and Exercisable
First Anniversary of the Grant Date	A Total of One-Third of the Option
Second Anniversary of the Grant Date	A Total of Two-Thirds of the Option
Third Anniversary of the Grant Date	A Total of Three-Thirds of the Option

(c)  Death. Any unvested portion of the Option shall fully vest and become exercisable upon termination of Grantee’s employment due to Grantee’s death while employed by the Company.

(d)  Disability; Retirement. Any unvested portion of the Option shall fully vest and become exercisable upon termination of Grantee’s employment due to Grantee’s Disability or Retirement, provided that Grantee shall have been in the continuous employ of the Company for at least one year from the Grant Date through the date of such termination.

(e)  Other Terminations. Unless the Committee shall otherwise determine, upon a termination of Grantee’s employment for any reason, other than due to Grantee’s death, and other than due to a termination of Grantee’s employment on or after the first anniversary of the Grant Date due to Disability or Retirement, prior to the date on which the Option shall have fully vested, the unvested portion of the Option shall be immediately forfeited and not exercisable. Any forfeited portion of the Option shall be automatically cancelled and shall terminate.

(f)  Change in Control. Immediately upon the occurrence of a Change in Control of the Company, or the involuntary termination of Grantee’s employment by the Company within 90 days prior to a Change in Control but at the direction of any third party participating in or causing the Change in Control or otherwise in contemplation of the Change in Control, the unvested portion of the Option shall immediately fully vest and shall be exercisable, without regard for any termination of Grantee’s employment within one year following the Grant Date.

(g)  Contrary Other Agreement. The provisions of Section 3(e) and 3(f) to the contrary notwithstanding, if Grantee and the Company have entered into an employment or other agreement which provides for vesting treatment of Grantee’s Options upon a termination of Grantee’s employment with the Company (and all Affiliates) that is inconsistent with the provisions of Section 3(e) or 3(f), the more favorable to Grantee of the terms of (i) such employment or other agreement and (ii) Section 3(e) or 3(f), as the case may be, shall control.

(h)  Exercise Period for Vested Portion of Option. Except in the case of a termination of Grantee’s employment due to death, Disability or Retirement, upon a termination of Grantee’s employment with the Company for any reason, the vested portion of Grantee’s Option shall be exercisable for a period of three months following the date of such termination. In the case of Grantee’s death, or termination of Grantee’s employment due to Disability or Retirement, the Option shall be exercisable for five years following such death or termination of employment. The foregoing provisions of this Section 3(h) to the contrary notwithstanding, the Option shall expire and cease to be exercisable on the last day of the term of the Option set forth in Section 3(a) hereof, except that, in the case of the death of Grantee during Grantee’s employment by the Company, to the extent the Option otherwise would expire, such expiration date shall be deemed extended for one year following Grantee’s date of death.

4.  Exercise Procedure. Grantee may exercise the vested Option, or any vested portion thereof, by notice of exercise to the Company on a form approved by the Committee and payment of the Option price set forth in Section 2 in full to the Company for the portion of the Option so exercised, and payment of any required withholding taxes, (a) in cash or (b) by the delivery of shares of Common Stock with a Fair Market Value equal to the Option Price provided that Grantee has owned such shares for a period of not less than six months. In the discretion of the Committee, Grantee also may be permitted to pay such Option price (and withholding taxes) pursuant to such exercise by a simultaneous exercise and sale of the Option shares so purchased pursuant to a brokerage or other similar arrangement, and use the proceeds from such sale as payment of the purchase price of such shares, in accordance with a cashless exercise program adopted by the Committee pursuant to Section 220.3(e)(4) of Federal Reserve Board Regulation T. Upon the proper exercise of the Option, the Company shall issue in Grantee’s name and deliver to Grantee (or to Grantee’s permitted representative and in their name upon Grantee’s death, above), in either book entry or certificate form (in the discretion of the Company) through the Company’s transfer agent, the number of shares acquired through the exercise. Grantee shall not have any rights as a shareholder of the Company with respect to any unexercised portion of the Option.

5.  Securities Laws. Grantee’s Option shall not be exercised if the exercise would violate:

(a)  Any applicable state securities law;

(b)  Any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Act”) the Securities Exchange Act of 1934, as amended, or the listing requirements of the NYSE; or

(c)  Any applicable legal requirements of any governmental authority.

6.  Miscellaneous.

(a)  Rights as a Stockholder. Neither Grantee nor Grantee’s representative shall have any rights as a stockholder with respect to any shares underlying the Option until the date that the Company is obligated to deliver such shares of Common Stock to Grantee or Grantee’s representative pursuant to a timely exercise thereof.

(b)  No Retention Rights. Nothing in this Agreement shall confer upon Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without Cause.

(c)  Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

(d)  Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to Grantee at the address that he most recently provided to the Company.

(e)  Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver will be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

(f)  Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

(g)  Successors.

(i) This Agreement is personal to Grantee and shall not be assignable by Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by Grantee’s legal representatives.

(ii) This Agreement shall inure to the benefit of and be binding upon Company and its successors.

(h)  Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(i)  Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

(j)  Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

ACCO BRANDS CORPORATION By:____________________________________________ Name:__________________________________________ Its:____________________________________________

________________________________________ Grantee Name ________________________________________ Grantee Signature